Exhibit 21.1

THE DUN & BRADSTREET CORPORATION SUBSIDIARIES

as of December 31, 2009

Company Name	Place of Incorporation
Allbusiness.com	California
Beijing D&B HuiCong Market Research Co., Ltd.	China
Corinthian Leasing Corporation	Delaware
D&B Acquisition Corp.	Delaware
D&B Business Information Solutions Limited	Ireland
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group, Ltd.	Delaware
D&B Holdings (UK)	England
D&B Iberia Holdings BV	Netherlands
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	China
D&B Mauritius Ltd.	Mauritius
DBXB Holdings S.r.l.	Italy
DBXB S.r.l.	Italy
DBXB Services S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England
Dun & Bradstreet B.V.	Netherlands
Dun & Bradstreet Belgium NV	Belgium / Delaware
Dun & Bradstreet C.A.	Venezuela
Dun & Bradstreet Canada B.V.	Netherlands
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland GmbH	Delaware
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Do Brasil, Ltda.	Brazil / Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet European Business Information Center B.V.	Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Holdings-France, Inc.	Delaware
Dun & Bradstreet Information Services India Private Limited	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited (Ireland)	Ireland
Dun & Bradstreet Limited	England
Dun & Bradstreet Marketing Services NV	Belgium
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.A.C.	Peru
Dun & Bradstreet Software Services International, Inc.	Georgia
Dun & Bradstreet TSR Ltd.	Japan
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany

Company Name	Place of Incorporation
Dun & Bradstreet Ventures, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Dunservices	France
Dunsnet, LLC	Delaware
Fletcher & Collins Limited	Ireland
Hoover’s, Inc.	Delaware
ICC Information Limited	Ireland
ICC Trust & Corporate Services Limited	Ireland
Ifico-Buergel AG	Switzerland
JVKellyGroup, Inc.	New York
Kosmos Business Information Limited	England
n2 Check Limited	England
Purisma Incorporated	Delaware
RoadWay International Limited	British Virgin Islands
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Limited	China
Shanghai RoadWay D&B Marketing Service Co., Ltd.	China
Stubbs (Ireland) Limited	Ireland
The D&B Companies of Canada Ltd.	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus
Who Owns Whom Limited	England